Exhibit 99.1

For Immediate Release	Contacts:	News Media	Securities Analysts
		Brenda Andolina, Fisher-Price 716-687-3101 Brenda.Andolina@fisher-price.com	Drew Vollero 310-252-2703 Drew.Vollero@mattel.com

Juliette Reashor, Fisher-Price 716-687-3354 Juliette.Reashor@fisher-price.com

Sarah Allen, Mattel UK +(44) 1628 500121 Sarah.Allen@mattel.com

Mattel Completes Acquisition of HIT Entertainment

— Includes #1 Licensed Preschool Property in the World: Thomas & Friends® —

EL SEGUNDO, Calif., February 1, 2012 – Mattel, Inc. (NASDAQ:MAT) announced today that it completed the acquisition of HIT Entertainment from a consortium of funds led by Apax Partners for $680 million in cash. HIT Entertainment is one of the largest independent owners of preschool intellectual property, including Thomas & Friends®, Barney®, Bob the Builder®, Fireman Sam® and Angelina Ballerina®. The Company previously announced its proposed acquisition of HIT Entertainment by press release on October 24, 2011.

The acquisition combines Mattel’s global marketing, distribution and brand management capabilities with HIT Entertainment’s global programming and licensing expertise to accelerate growth of the combined portfolio. “Mattel is thrilled to welcome the HIT Entertainment talent to our family under the direction of Fisher-Price Executive Vice President, David Allmark,” said Bryan Stockton, Chief Executive Officer of Mattel. “This acquisition supports our strategy to own, develop and grow world-class brands, further igniting the momentum behind our innovative toys and consumer products in the marketplace.”

“This is indeed a momentous day for Mattel, especially Fisher-Price,” said Allmark. “I am very excited about the prospects ahead for the collective Fisher-Price and HIT Entertainment brand portfolio. Each business has complementary capabilities – the combination of which presents a dynamic future.”

The Thomas & Friends brand is the premier brand in the HIT Entertainment portfolio. Created more than 65 years ago, the brand has grown into the #1 licensed preschool toy property in the world, with television programming, home entertainment products, toys and other consumer products available across the globe. It joins Mattel’s iconic brand portfolio that includes Barbie®, Hot Wheels®, Fisher-Price® and American Girl®.

About HIT Entertainment

HIT Entertainment is one of the world’s leading independent children’s entertainment producers and rights-owners. HIT’s portfolio includes properties, such as Thomas & Friends®, Barney®, Bob the Builder®, Fireman Sam®, Angelina Ballerina®, Mike the Knight™, Pingu® and Rainbow Magic®. Launched in 1989, HIT’s lines of business span television and video production, content distribution, publishing, consumer products licensing and live events and has operations in the UK, US, Canada, Hong Kong and Japan. For more information, visit www.hitentertainment.com.

About Mattel

As the worldwide leader in play, the Mattel family comprises such best-selling brands as Barbie®, the most popular fashion doll ever introduced, Hot Wheels®, American Girl® and Fisher Price® brands, which include Little People®, Power Wheels® and a wide array of entertainment-inspired toy lines. In 2012, Mattel was named one of FORTUNE Magazine’s “100 Best Companies to Work For” for the fifth consecutive year. Mattel also is ranked among Corporate Responsibility Magazine’s “100 Best Corporate Citizens.” With worldwide headquarters in El Segundo, Calif., Mattel employs approximately 28,000 people in 43 countries and territories and sells products in more than 150 nations. At Mattel, we are “Creating the Future of Play.” Follow Mattel on www.facebook.com/mattel and www.twitter.com/mattel.

Note: This press release contains forward-looking statements on the expected benefits of the transaction which may be affected by, among other things, Mattel’s post-transaction plans, objectives, expectations and intentions; the ability to retain key personnel; ongoing relations between HIT Entertainment and its suppliers, customers and other parties; and costs and other issues with respect to integrating HIT Entertainment, its products and its employees into Mattel and achieving expected synergies. These forward-looking statements are based on the current beliefs, expectations and assumptions of Mattel and HIT Entertainment management with respect to future events and are subject to a number of significant risks and uncertainties. Additional factors that may cause results to differ materially from those described in the forward-looking statements are described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2011, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

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